                               ELEVENTH AMENDMENT                 Exhibit 4.35
                              TO CREDIT AGREEMENT

                 THIS ELEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of March 25, 1994 (the "Eleventh Amendment"), is among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") and Mohasco Corporation, Mohasco Upholstered Furniture Corporation (on its behalf and on behalf of each of its Stratford/Avon and Barcalounger operating units), Super Sagless Corporation and Choice Seats Corporation (collectively, the "Borrowers"). The Stratford/Avon operating unit is referred to herein as "Stratford/Avon," the Barcalounger operating unit is referred to herein as "Barcalounger."

                                   BACKGROUND

                 A. The Lender and the Borrowers are parties to a Credit Agreement dated as of September 22, 1989, as amended (the "Credit Agreement"). All capitalized terms used in this Eleventh Amendment and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

                 B. The Borrowers have requested that the Credit Agreement be amended as set forth herein, and the Lender has agreed, subject to the terms and conditions of this Eleventh Amendment, to such amendment.

                                     TERMS

                 In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Lender and the Borrowers hereby agree as follows:

Section 1 - Revolving Credit Note.

                 Exhibit 1.1.3 of the Credit Agreement is hereby amended as set forth in Endorsement No. 4 thereto, which endorsement shall be in the form of Annex A hereto. The Lender is hereby authorized to attach to the Revolving Credit Note such Endorsement No. 4 as duly executed and delivered by authorized officers of each of the Borrowers on the date hereof and to insert on the face of the Revolving Credit Note the following legend:

                 THIS SECURITY SHALL BE DEEMED TO INCLUDE ENDORSEMENT NO. 4 DATED AS OF MARCH 25, 1994 WHICH IS ATTACHED HERETO.

Section 2 - Revolving Credit Loans.

                 Section 1.1.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                 1.1.10 Subline Limits. The Borrowers agree that Mohasco shall not make available any amount of Revolving Credit Loan advances made by the Lender on or after January 1, 1994 to Barcalounger or Super Sagless. The Borrowers further agree that the amount of Revolving Credit Loan advances made by the Lender on or after January 1, 1994 that Mohasco makes available to Stratford/Avon ("1994 Stratford Advances") shall not exceed, in the aggregate, $9,000,000; provided, that at no time on or after January 1, 1994 shall the amount of outstanding 1994 Stratford Advances exceed $7,000,000.

Section 3 - Financial Covenants.

                 Section 4.1. of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         SECTION 4.1. Financial Covenants of the Borrowers.

                 The Borrowers shall not at any time:

                          4.1.1   Current Ratio.  Permit the ratio of
         Consolidated Current Assets to Consolidated Current Liabilities to be less than 2.0 to 1 on the last day of any fiscal quarter.

                          4.1.2   [Intentionally Omitted]

                          4.1.3   [Intentionally Omitted]

                          4.1.4   [Intentionally Omitted]

                          4.1.5 Consolidated Net Worth. Permit Consolidated Net Worth during any month of Fiscal Year 1994 to be less than the number set forth opposite each such month below:

                          January          $(178,000,000)
                          February         $(180,000,000)
                          March            $(182,500,000)
                          April            $(184,400,000)
                          May              $(186,000,000)
                          June             $(188,500,000)
                          July             $(191,000,000)
                          August           $(192,000,000)
                          September        $(193,000,000)
                          October          $(194,000,000)
                          November         $(194,500,000)
                          December         $(197,500,000)

         ; and $(197,500,000) at any time after December 31, 1994.

                          4.1.6 Working Capital. Permit Working Capital to be less than (a) $32,000,000 on the last day of the first fiscal quarter of 1994, (b) $40,000,000 on the last day of the second fiscal quarter of 1994, (c) $40,000,000 on the last day of the third fiscal quarter of 1994 and (d) $50,000,000 on the last day of the fourth fiscal quarter of 1994 and of any fiscal quarter thereafter.

                          4.1.7 Total Debt. Permit Consolidated Indebtedness to exceed (a) $255,000,000 at any time during the first fiscal quarter of 1994, (b) $265,000,000 at any time during the second fiscal quarter of 1994, (c) $275,000,000 at any time during the third fiscal quarter of 1994, (d) $280,000,000 at any time during the fourth fiscal quarter of 1994 and (e) $280,000,000 at any time thereafter.

Section 4 - Overadvance Amount.

                 The definition of "Overadvance Amount" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                          "Overadvance Amount" means $130,000,000 during the
                 first fiscal quarter of 1994, $135,000,000 during the second fiscal quarter of 1994, $148,000,000 during the third fiscal quarter of 1994 and $145,000,000 during the fourth fiscal quarter of 1994 and thereafter.

Section 5 - Revolving Credit Commitment.

                 The definition of "Revolving Credit Commitment" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                          "Revolving Credit Commitment" means $175,000,000
                 during the first fiscal quarter of 1994, $185,000,000 during the second fiscal quarter of 1994, $195,000,000 during the third fiscal quarter of 1994 and $200,000,000 during the fourth fiscal quarter of 1994 and thereafter.

Section 6 - Revolving Credit Maturity Date.

                 The definition of "Revolving Credit Maturity Date" in Section
6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                          "Revolving Credit Maturity Date" means January 2,
                 1996, when the Revolving Credit Note shall be due and payable in full.

Section 7 - Conditions to Effectiveness.

                 This Eleventh Amendment shall be effective when, and only when, the Lender shall have received counterparts of this Eleventh Amendment executed by each of the Borrowers and copies of such approvals, opinions or documents as the Lender may reasonably request.

Section 8 - Representations and Warranties.

                 The Borrowers hereby jointly and severally represent and warrant to the Lender that the execution, delivery and performance by each of the Borrowers of this Eleventh Amendment:

                          (a) are within each of the Borrower's respective corporate powers;

                          (b) have been duly authorized by all necessary corporate actions of each of the Borrowers;

                          (c)     do not and will not:

                                    (i)    violate any requirement of law;

                                   (ii)    conflict with or result in the
         breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding on or affecting any of the Borrowers; or

                                  (iii)    require the consent or approval of,
         authorization by or notice to or filing or registration with any governmental authority or other person other than those which have been obtained and copies of which have been delivered pursuant to
         Section 7 hereof to the Lender, each of which is in full force and effect.

Section 9 - Borrowing Base Certificate.

              Exhibit 6.1(b) of the Credit Agreement is hereby amended and restated in its entirety as set forth in Annex B hereto.

Section 10 - Miscellaneous.

                          (a) The Credit Agreement, as amended hereby, shall be binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective successors and assigns.

                          (b) This Eleventh Amendment may be executed in any number of counterparts, each counterpart constituting an original but altogether one and the same instrument and contract.

                          (c) This Eleventh Amendment shall be construed in connection with and as part of the Credit Agreement, and all terms, conditions and covenants contained in the Credit Agreement except as herein modified shall remain in full force and effect.

                          (d) Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Eleventh Amendment may refer to the "Credit Agreement dated as of September 22, 1989" without making specific reference to the Eleventh Amendment, but nevertheless all such references shall be deemed to include this Eleventh Amendment unless the context shall otherwise require.

                            [SIGNATURE PAGES FOLLOW]

                 IN WITNESS WHEREOF, the Lender and the Borrowers have caused this instrument to be executed and delivered by their duly authorized officers as of the date and year first above written.

                                           COURT SQUARE CAPITAL LIMITED



                                           By:   /s/ M. Saleem Muqaddam
                                                 -------------------------
                                                 M. Saleem Muqaddam
                                                 Vice President


                                           MOHASCO CORPORATION



                                           By:   /s/ John B. Sganga
                                                 -------------------------
                                                 John B. Sganga
                                                 Executive Vice President,
                                                  Chief Financial Officer,
                                                   Treasurer and Controller


                                           MOHASCO UPHOLSTERED FURNITURE
                                            CORPORATION



                                           By:   /s/ John B. Sganga
                                                 -------------------------
                                                 John B. Sganga
                                                 Vice President,
                                                 Treasurer and Secretary


                                           SUPER SAGLESS CORPORATION



                                           By:   /s/ Stephen R. Lake
                                                 -------------------------
                                                 Stephen R. Lake
                                                 President


                                           CHOICE SEATS CORPORATION



                                           By:   /s/ John B. Sganga
                                                 -------------------------
                                                 John B. Sganga
                                                 Vice President,
                                                 Treasurer and Secretary

                                          STRATFORD/AVON, an operating
                                           unit of Mohasco Upholstered
                                            Furniture Corporation



                                          By:   /s/ Robert M. Shaughnessy
                                                -------------------------
                                                Robert M. Shaughnessy
                                                President


                                          BARCALOUNGER, an operating
                                           unit of Mohasco Upholstered
                                            Furniture Corporation



                                          By:   /s/ Wayne T. Stephens
                                                -------------------------
                                                Wayne Stephens
                                                President

                                                                         Annex A
                           FORM OF ENDORSEMENT NO. 4

                 MOHASCO CORPORATION, MOHASCO UPHOLSTERED FURNITURE CORPORATION, SUPER SAGLESS CORPORATION AND CHOICE SEATS CORPORATION, AND COURT SQUARE CAPITAL LIMITED hereby agree that the promissory note, as amended, to which this Endorsement No. 4 is attached (the "Revolving Credit Note") shall be and hereby is amended as follows:

                 A. Each occurrence of the amount "$167,000,000" on page 1 of the Revolving Credit Note is deleted and the amount "$200,000,000" is inserted in lieu thereof.

                 B. The words "One Hundred Sixty-Seven Million" are deleted from the first paragraph of the Revolving Credit Note and the words "Two Hundred Million" are inserted in lieu thereof.

Date:  March 25, 1994

                                          COURT SQUARE CAPITAL LIMITED

                                          By:
                                               -----------------------------
                                                M. Saleem Muqaddam
                                                Vice President

                                          MOHASCO CORPORATION

                                          By:
                                               -----------------------------
                                                John B. Sganga
                                                Executive Vice President,
                                                 Chief Financial Officer,
                                                  Treasurer and Controller

                                          MOHASCO UPHOLSTERED FURNITURE
                                           CORPORATION

                                          By:
                                               -----------------------------
                                                John B. Sganga
                                                Vice President,
                                                 Treasurer and Secretary

                                          SUPER SAGLESS CORPORATION

                                          By:
                                               -----------------------------
                                                John B. Sganga
                                                Vice President
                                                 Treasurer and Secretary

                                          CHOICE SEATS CORPORATION

                                          By:
                                               -----------------------------
                                                John B. Sganga
                                                Vice President,
                                                 Treasurer and Secretary

                                                                         Annex B


                                 Exhibit 6.1(b)


                              MOHASCO CORPORATION

                       Accounts Receivable and Inventory

                           BORROWING BASE CERTIFICATE


Borrowing Base #
                ------------

Date
     -----------------------------


To induce Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd. and herein called the "Lender") to make a loan of $------------ pursuant to the Credit Agreement, dated as of September 22, 1989 between the undersigned and Lender, and any amendments thereto (as the same may be amended, the "Agreement"), the undersigned hereby specifically confirm the Lender's security interest in each of its existing inventories and the cash and non-cash proceeds thereof (except as permitted to be excepted under the Agreement), specifically assign to the Lender each of its existing Contract Rights and Accounts and the cash and non-cash proceeds thereof, and hereby certify, as of the date below, as follows:
1) The Borrowing Base, determined in accordance with the Agreement, is as follows:

                                                                                                         Inter-
                                                                      Super             Choice           Company             Mohasco
                                                   Mufco              Sagless           Seats            Eliminations        Total
                                                   -----              -------           ------           ------------        -------
a)      Aggregate amount owed on all of
        its Accounts Receivable as of
        ---------------, 199-.

b)      Less amounts owing on such of its
        accounts included in item (a)
        which fail to constitute Eligible
        Accounts (see attached Schedule
        "A")

c)      Net amount of Eligible Accounts
        (a) - (b)

d)      85% of item (c)

e)      Aggregate amount of Inventory as
        of ---------, 199- per Inventory
        Certificate

f)      Less inventory included in item
        (e) which fails to constitute
        Eligible Inventory (see attached
        Schedule "B")

g)      Net amount of Eligible Inventory

h)      50% of item (g)

i)      Total Borrowing Base
        (d) + (h)

j)      Total Revolving Credit Loans
        outstanding

k)      Amount of Revolving Credit Loan
        requested

l)      Available Borrowing Base (i) -
        ((j) + (k))

2)       The amount of the loan hereby requested which is being allocated to:

         A.      Stratford/Avon is $----------------,
         B.      Barcalounger is $----------------, and
         C.      Super Sagless is $----------------.
         The amount of Revolving Credit Loan advances made by the Lender on or after January 1, 1994 that Mohasco has heretofore made available to Stratford/Avon ("1994 Stratford Advances") is, in the aggregate, $--------------, and the amount of outstanding 1994 Stratford Advances as of the date hereof is $----------------.
3) The unpaid principal amount of Revolving Credit Loans which will be outstanding under the Agreement after (i) the granting of the loan hereby requested, and (ii) the application of the proceeds thereof to the principal of any prior loans outstanding under the Agreement will not exceed the amount of the Borrowing Base stated above, plus the applicable Overadvance Amount.

4) The undersigned are not in default under the Agreement, including without limitation the provisions of Section 1.1.10 with respect to subline limits, or on any of the undersigned's liabilities to the Lender.

Date:                                      MOHASCO CORPORATION
     -----------------------
                                           By:
                                              -----------------------
                                           Title:
                                                 --------------------


                                           MOHASCO UPHOLSTERED
                                           FURNITURE CORPORATION

                                           By:
                                              -----------------------
                                           Title:
                                                 --------------------

                                           SUPER SAGLESS CORPORATION

                                           By:
                                              -----------------------
                                           Title:
                                                 --------------------

                                           CHOICE SEATS CORPORATION


                                           By:
                                              -----------------------
                                           Title:
                                                 --------------------

Loan Balance
             ------------------
Previous Loan Balance
                      ---------
Today's Credit
               ----------------

                              MOHASCO CORPORATION

                                  SCHEDULE "A"


         Amounts owing on such accounts which fail to constitute eligible accounts:

                               Super                           Choice                   Mohasco
               Mufco           Sagless                         Seats                    Total
               -----           -------                         -----                    ------
Accounts
over 90
days

Inter-
company
(less than
90 days)

Service
Charges

Prebillings
(Account
Receivable,
WIP)
              ----------       ----------                      ----------               ----------

Total         ==========       ==========                      ==========               ==========

                              MOHASCO CORPORATION

                                  SCHEDULE "B"


         Inventory which fails to constitute eligible inventory:


                               Super                           Choice                   Mohasco
            Mufco              Sagless                         Seats                     Total
            -----              -------                         ------                   -------
Work-In
Process

Slow
Moving
Reserve

Inventory
Not
Pledged    -------             --------                        --------                 --------

Total
           =======             ========                        ========                 ========

                             Inventory Certificate


I, the undersigned, being the duly authorized ------------------ of Mohasco Corporation located at 4401 Fair Lakes Court, Fairfax, in the Commonwealth of Virginia, do hereby certify to Court Square Capital Limited of New York, New York, that the valuation (on a FIFO basis using the lower of cost or market) of the inventories of the companies shown below as well as inventories stored at the locations set forth on Exhibit 1 was in the amount of:

                                                                             Inter-
                           Super                            Choice           Co.            Mohasco
              Mufco        Sagless                          Seats            Elims           Total
              -----        -------                          ------           ------         -------
Raw
Material

Finished
Goods

Work In
Process

for a total inventory valuation of .................


The above inventory reporting is as of the close of business this ---- day of
- ------------, 199-, and is subject to a first-lien under the Security Agreement referred to in the Credit Agreement dated as of September 22, 1989 among Mohasco and its subsidiaries and Court Square Capital Limited, as amended.

This certificate is given to the Lender as an inducement for cash advances made and to be made by the Lender to Mohasco Corporation and its subsidiaries pursuant to the terms and provisions of such Credit Agreement.

                                                   MOHASCO CORPORATION
                                                   By:
                                                      ----------------------
                                                   Title:
                                                         -------------------
Date:
     ------------------